EXHIBIT 12



QUALITY STORES, INC.
Schedule Regarding Computation of Ratio (Deficiency) of Earnings to Fixed Charges
(In Thousands, Except Ratio)



                                                            Three Months Ended
                                                         -----------------------
                                                          August 4,     July 29,
                                                             2001         2000
                                                         ----------    ---------
Fixed charges:
  Interest expense                                        $ 10,082      $ 11,508
  Portion of rent expense representing interest              1,528         1,551
                                                          --------      --------
                                                            11,610        13,059
                                                          ========      ========

Earnings:
  Income (loss) before income taxes                        (17,967)       15,004
  Fixed charges                                             11,610        13,059
                                                          --------      --------
                                                          $ (6,357)     $ 28,063
                                                          ========      ========


Ratio (deficiency) of earnings to fixed charges           $(17,967)        2.1 x
                                                          ========      ========




                                                             Six Months Ended
                                                         -----------------------
                                                          August 4,     July 29,
                                                             2001         2000
                                                         ----------    ---------

Fixed charges:
  Interest expense                                        $ 20,959      $ 22,230
  Portion of rent expense representing interest              3,126         2,941
                                                          --------      --------
                                                            24,085        25,171
                                                          ========      ========

Earnings:
  Income (loss) before income taxes                        (27,009)        7,622
  Fixed charges                                             24,085        25,171
                                                          --------      --------
                                                          $ (2,924)     $ 32,793
                                                          ========      ========


Ratio (deficiency) of earnings to fixed charges           $(27,009)        1.3 x
                                                          ========      ========